UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36814	20—4627978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Holly Lane North, Suite 40 Plymouth, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 463-1595

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 26, 2018, Entellus Medical, Inc., a Delaware corporation (“Entellus”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 7, 2017, by and among Stryker Corporation, a Michigan corporation (“Stryker”), Explorer Merger Sub Corp., a Delaware corporation and a direct or indirect wholly owned subsidiary of Stryker (“Merger Sub”) and Entellus. Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Entellus, with Entellus continuing as the surviving corporation and a direct or indirect wholly owned subsidiary of Stryker (the “Merger”).

As of January 22, 2018, the record date of the Special Meeting, there were 25,728,217 shares of Entellus common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 21,903,412 shares of common stock, representing approximately 85.13% of the outstanding shares entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, Entellus stockholders considered two proposals, each of which is described in more detail in a definitive proxy statement filed by Entellus with the Securities and Exchange Commission on January 24, 2018. The final results regarding each proposal are set forth below.

Proposal No. 1—	To adopt the Merger Agreement and approve transactions contemplated thereby, including the Merger.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
21,884,152	8,695	10,565	0

This proposal was approved by the requisite vote of Entellus stockholders.

Proposal No. 2—	To approve the adjournment of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the Special Meeting.

Adjournment of the Special Meeting was deemed not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement and transactions contemplated thereby, including the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2018	ENTELLUS MEDICAL, INC.

	By:	/s/ Brent A. Moen
	Name:	Brent A. Moen
	Title:	Chief Financial Officer and Secretary